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                                                                    EXHIBIT 23.2


The Board of Directors
Proxim, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Proxim, Inc. ("Proxim") of our report dated January 25, 2000 relating to financial statements, which appears in Proxim, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 16, 2000